PLACEMENT AGENCY AGREEMENT

                     CITIGROUP ALTERNATIVE INVESTMENTS TRUST
                     ---------------------------------------


         This Placement Agency Agreement (the "Agreement") dated as of May [___], 2006, by and among Citigroup Alternative Investments Trust (the "Trust"), a Delaware statutory trust operating (or intending to operate) as a closed-end, non-diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), on behalf of its sole initial series, Citigroup Alternative Investments Tax Advantaged Short Term Fund (the "Fund"), and the Smith Barney division of Citigroup Global Markets Inc. (the "Placement Agent"), a New York corporation operating as a broker-dealer and registered as such with the Securities and Exchange Commission ("SEC") and National Association of Securities Dealers, Inc. ("NASD").

WHEREAS

   (A) The Trust issues shares of beneficial interest ("Shares") in the Trust relating to the Fund, pursuant to the Trust's registration statement as amended or supplemented from time to time, including, to the extent such separate Parts are used, Part A (the prospectus), Part B (the statement of additional information) and Part C as filed on Form N-2 with the SEC (collectively, the "Registration Statement"); and

   (B) The Trust desires to appoint the Placement Agent as placement agent with respect to the Shares, and the Placement Agent desires to accept such appointment.

NOW IT IS AGREED AS FOLLOWS:

1.       Placement of Shares
         -------------------

         (a) Subject to the terms and conditions set forth herein, the Trust hereby appoints the Placement Agent as its non-exclusive placement agent in connection with the placement of Shares, and the Placement Agent hereby accepts such appointment and agrees to use its reasonable best efforts to offer and sell Shares to investors whom the Placement Agent reasonably believes meet the eligibility requirements set forth in Appendix A hereto and to use all reasonable efforts to assist the Trust in obtaining performance by each investor who submits a Subscription Agreement (as defined below). Unless otherwise agreed by the parties, U.S. Bancorp Fund Services, LLC, the Trust's administrator (the "Administrator"), shall be responsible for reviewing each Subscription Agreement to confirm that it has been completed in accordance with the instructions thereto. The Trust and/or the Administrator, in its or their sole discretion, may return to the Placement Agent any Subscription Agreement that is not completed to its or their satisfaction and shall be under no obligation to accept any Subscription Agreement. The Placement Agent is not obligated to sell any specific number of Shares or to purchase any Shares for its own account. The Trust shall be entitled to appoint additional placement agents.

         (b) In offering subscriptions for Shares, the Placement Agent shall act solely as the agent of the Trust and not as principal.

         (c) For purposes of the offering of Shares, the Trust has furnished to the Placement Agent copies of the Registration Statement and subscription documentation (the "Subscription Agreement"). Additional copies of such documents will be furnished to the Placement Agent at no cost to the Placement Agent in such numbers as reasonably requested. The Placement Agent is authorized to furnish to prospective subscribers for Shares only such information concerning the Trust and the offering as may be contained in the Registration Statement, the Trust's formation documents, or any other documents, including sales material, if approved by the Trust (collectively with the Registration Statement, formation documents and Subscription Agreement, the Trust's "Offering Documents").

         (d) The Placement Agent acknowledges that Shares will be offered and sold only as set forth herein and in the Registration Statement, Subscription Agreement and the Trust's formation documents, including, without limitation, with respect to the commencement of the offering, pricing of Shares, handling of investor funds, subscription dates and investor eligibility and accreditation standards.

         (e) The Trust may suspend or terminate the offering of Shares at any time as to specific classes of investors, as to specific jurisdictions or otherwise. Upon notice to the Placement Agent of the terms of such suspension or termination, the Placement Agent shall suspend solicitation of subscriptions for Shares in accordance with such terms until the Trust notifies the Placement Agent that such solicitation may be resumed.

         (f) The Trust will furnish the Placement Agent with such documents as it may reasonably require, from time to time, for the purpose of enabling it to pass upon the issuance and sale of Shares as contemplated in this Agreement, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions contained in this Agreement; and all proceedings taken by the Trust and in connection with the issuance and sale of Shares as contemplated in this Agreement will be satisfactory in form and substance to the Placement Agent.

         (g) The Trust (or the Administrator on its behalf) will promptly notify the Placement Agent in the event the effectiveness of the Registration Statement then in effect or any necessary amendments thereto should be (or, to their reasonable knowledge, is to be) suspended under any of the provisions of the Securities Act of 1933, as amended (the "1933 Act"), or if a current prospectus as required by Section 10(b)(2) of said Act is not on file with the Commission. Promptly upon receipt of such notice (and until advised otherwise in writing by the Trust or the Administrator), the Placement Agent will not offer Shares under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder will be accepted by the Trust; provided, however, that nothing contained in this Agreement will in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from a Shareholder in accordance with the provisions of the Trust's prospectus or formation documents.

2.       Handling of Orders
         ------------------

         (a) For purposes of this Agreement, purchasers of Shares whose subscriptions were solicited by the Placement Agent and accepted by the Trust are referred to herein as the "Placement Agent's Subscribers."

         (b) All properly presented and accepted subscriptions for the purchase of Shares shall be executed at the offering price per Share described in the Registration Statement.

         (c) The procedures relating to soliciting and the handling subscriptions for Shares will be subject to the terms of the Registration Statement and the Operating Procedures set forth in Appendix B hereto.

         (d) Payments for Shares shall be made as specified in the Registration Statement and Subscription Agreement.

         (e) The Placement Agent will not at any time be responsible for performing recordkeeping or accounting services with respect to the Trust. The Trust shall promptly inform the Placement Agent of the Trust's Net Assets and Net Asset Value per Share as soon as reasonably practicable following their calculation. The Placement Agent is authorized to communicate such calculations to each of the Placement Agent's Subscribers.

3.       Fees and Expenses
         -----------------

         (a) The Placement Agent is entitled to charge a placement fee (sales load) to each investor on the purchase price of its Shares of up to 1% as specified in the Registration Statement upon acceptance of the investor's subscription for Shares by the Administrator; provided that the Placement Agent shall have the authority to waive or reduce the placement fee in particular cases, at its sole discretion, and as generally described in the Registration Statement.

         (b) Except as may otherwise be agreed to by the Trust, the Placement Agent shall be responsible for the payment of all costs and expenses incurred by it in connection with the performance of its obligations under this Agreement (other than those costs associated with preparing and updating the Registration Statement and with reviewing the qualifications of prospective investors, which costs will be borne by the Trust).

4.       Additional Representations, Warranties and Covenants of the Trust
         -----------------------------------------------------------------

         The Trust hereby represents, warrants and covenants to the Placement Agent that:

         (a) The Trust has been duly formed under the laws of the State of Delaware and has the power and authority to effect the offering of its Shares and conduct its business as described in the Registration Statement. All necessary filings, consents and other actions necessary to qualify the offering of Shares with the Commission under the 1933 Act and blue sky offices in each applicable U.S. state and to conduct the business of the Trust as described in the Registration Statement have been, or will timely be, made or taken.

         (b) The Trust engages in business as a closed-end, non-diversified management investment company and is registered as such under the 1940 Act.

         (c) With respect to Shares, the Registration Statement and any amendments thereto filed by the Trust with the Commission under the 1933 Act have been prepared in conformity with the requirements of said Act and rules and regulations of the Commission thereunder.

         (d) The sale of Shares and the execution, delivery and performance of this Agreement, and the Trust's conduct of business as described in the Registration Statement will not result in the violation of any applicable law.

         (e) The Trust will use the proceeds from the sale of Shares for the purposes set forth in the Registration Statement.

         (f) Shares to be or which may be issued by the Trust have been duly authorized for issuance and sale, are registered with the Commission pursuant to a Registration Statement to be effective at the time such Shares are issued and delivered by the Trust, and will conform in all material respects to all statements relating thereto contained in such Registration Statement.

         (g) The Registration Statement and any selling materials prepared or approved by the Trust do not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time after the commencement of the offering of Shares and prior to the termination of such offering, an event occurs that in the opinion of counsel to the Trust materially affects the Trust and that should be set forth in an amendment or supplement to the Registration Statement in order to make the statements in the Registration Statement not misleading in light of the circumstances under which they are made, the Trust will notify the Placement Agent as promptly as practicable of the occurrence of such event and prepare and furnish to the Placement Agent copies of an amendment or supplement to the Registration Statement, in such reasonable quantities as it may request, in order that the Registration Statement will not contain any untrue statement of any material fact or omit to state a material fact that in the opinion of such counsel is necessary to make the statements in the Registration Statement not misleading in light of the circumstances under which they are made.

         (h) The Trust will not offer Shares under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder will be accepted by the Trust if and so long as the effectiveness of the Registration Statement then in effect or any necessary amendments thereto should be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 10(b)(2) of said Act is not on file with the Commission; provided, however, that nothing contained in this Agreement will in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from a Shareholder in accordance with the provisions of the Trust's Registration Statement or formation documents.

         (i) This Agreement has been duly authorized, executed and delivered by the Trust and, upon execution by the Placement Agent, will constitute a valid and binding agreement of the Trust.

         (j) Upon the Placement Agent's request, the Trust will make available to the Placement Agent any information pertaining to the Trust reasonably requested by any prospective investor.

         The foregoing covenants and representations shall be true and correct as of the date hereof and for so long as the Agreement remains in effect and the Placement Agent's Subscribers are invested in the Trust.

5.       Additional Representations, Warranties and Covenants of the Placement
         ---------------------------------------------------------------------
         Agent.
         -----

         The Placement Agent hereby represents and warrants to the Trust as follows:

         (a) The Placement Agent will comply with all applicable laws and regulations in connection with its activities as placement agent.

         (b) The Placement Agent has full power and authority to enter into, and to perform its obligations under, this Agreement.

         (c) The execution of this Agreement by the Placement Agent has been validly authorized.

         (d) In selling Shares, the Placement Agent will solicit offers to buy Shares only in compliance with the procedures described in the Registration Statement and in accordance with this Agreement. Neither the Placement Agent nor any other persons authorized by the Placement Agent will give any information or make any representations, other than those contained in the Registration Statement and any other Offering Documents specifically approved by the Trust.

         (e) The Placement Agent will distribute to each person to whom the Placement Agent has furnished a copy of the Registration Statement and/or other applicable written offering document any amendment or supplement thereto provided to the Placement Agent by the Trust as may be applicable to such person.

         (f) The Placement Agent acknowledges that transfers of Shares (and their repurchase by the Trust) are restricted as described in the Registration Statement.

         (g) The Placement Agent represents that it has an anti-money laundering program ("AML program") in place reasonably designed to comply with
Section 352 of the USA PATRIOT Act, NASD Rule 3011, and NYSE Rule 445. The Placement Agent's AML program includes: (i) Anti-Money Laundering/"Know Your Customer" policies and procedures (ii) the designation of an Anti-Money Laundering Compliance Officer; (iii) recording-keeping and reporting practices in accordance with applicable law; (iv) reporting of suspicious activity to government authorities in accordance with applicable law; (v) anti-money laundering training; and (vi) independent testing for compliance. The Placement Agent will provide such periodic reports or certifications to the Trust regarding this AML program as the Trust may reasonably request. By forwarding a Subscription Agreement to the Trust and/or the Administrator for acceptance, the Placement Agent will represent that it has used reasonable efforts in applying this AML program to determine the identity of the relevant subscriber and that there is no reason to suspect the subscriber of money laundering activities.

         (h) The Placement Agent maintains all licenses and registrations necessary under applicable law and regulations (including the rules of the NASD) to provide the services required to be provided by the Placement Agent under this Agreement.

         The representations and warranties set forth in this section are continuing during the term of this Placement Agreement and for so long as the Placement Agent's Subscribers are invested in the Trust. The Placement Agent agrees to notify the Trust, in writing, if, during that time, any of the representations or warranties made by Placement Agent in this section become inaccurate or untrue, and of the facts relating thereto.

6.       Liability; Indemnification
         --------------------------

         (a) The Trust agrees to indemnify, defend and hold the Placement Agent and its affiliates and their respective officers, directors, employees, agents, representatives and any person who controls the Placement Agent within the meaning of Section 15 of the 1933 Act free and harmless from and against any and all claims, demands, liabilities and reasonable expenses (including the cost of investigation or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Placement Agent and its affiliates and their respective officers, directors, employees, agents and/or any such controlling person may incur arising out of or based upon (i) any untrue statement of a material fact or omission to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading contained in the Registration Statement or other Offering Documents (except to the extent such untrue statement or omission was made in reliance on and in conformity with information provided in writing to the Trust by the Placement Agent for inclusion in the Registration Statement or other Offering Documents); (ii) any material breach by the Trust of any provision of this Agreement including any representation, warranty, covenant or agreement set forth herein; (iii) any material violation of any applicable law by the Trust or its officers, trustees, employees, agents (other than the Placement Agent), or representatives; (iv) any actions of the Trust and its officers, trustees, employees and agents relating to the sale of Shares, including but not limited to any statements or representations, written or oral, concerning the Trust that such a party makes to the Placement Agent and its agents and representatives; (v) the actions of the Trust and its employees and agents relating to the Trust's processing of Subscription Agreements and the servicing of customer accounts; or (vi) any act or omission made in respect of its function as Placement Agent; provided, however, that, in no event shall anything contained herein be so construed as to protect the Placement Agent against any liability to which the Placement Agent would otherwise be subject by reason of its gross negligence, willful misfeasance or bad faith or reckless disregard of its obligations and duties under this Agreement, or violation of any applicable law by the Placement Agent in connection with the distribution of Shares. The Trust's agreement to indemnify the Placement Agent, and other indemnitees as aforesaid is expressly conditional upon the Trust being promptly notified of any action brought against the Placement Agent, such notification to be given by letter or facsimile addressed to the Trust at the address set forth in this Agreement or other address communicated to the Placement Agent in writing (but only to the extent that the Trust is prejudiced by the failure to give prompt notice), and further conditional upon the Placement Agent reasonably cooperating with the Trust with respect to any claim or demand for which the Placement Agent seeks indemnity and promptly defending such claims if the Trust reasonably requests. In addition, any determination by the Trust under this
Section 6(a) will be made in accordance with Section 17 of the 1940 Act. The Trust agrees to promptly notify the Placement Agent of the commencement of any litigation proceeding against the Trust or any of its officers or trustees in connection with the issue and sale of any Shares. Any amounts owed by the Trust to the Placement Agent under this Section 6 shall only be paid out of assets and property of the Fund (and not, for the avoidance of doubt, out of the assets and property associated with any other separate series of the Trust as may be organized from time to time).

         (b) The Placement Agent agrees to indemnify, defend and hold the Trust and each of its officers, Trustees and other controlling persons free and harmless from and against any and all claims, demands, liabilities and reasonable expenses (including the cost of investigating or defending against such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which such party may incur, but only to the extent that such liability or expense incurred by such party resulting from such claims or demands shall arise out of or be based upon the Placement Agent's gross negligence, willful misfeasance, bad faith or reckless disregard of its obligations and duties under this Agreement or violation by the Placement Agent of any applicable law in connection with the distribution of Shares. The Placement Agent's agreement to indemnify such party as aforesaid is expressly conditional upon the Placement Agent being promptly notified of any action brought against such party, such notification to be given by letter or facsimile addressed to the Placement Agent at its address set forth herein or other address communicated to the Trust in writing (but only to the extent that the Placement Agent is prejudiced by the failure to give prompt notice), and further conditional upon such party reasonably cooperating with the Placement Agent with respect to any claim or demand for which any of such party seeks indemnity and promptly defending such claims if the Placement Agent reasonably requests.

         (c) If recovery is not available under the foregoing indemnification provisions of this Section 6 for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution toward the amount paid or payable by such indemnified party as a result of the liabilities, claims, costs (including attorneys fees and expenses) damages and expenses referred to in Subsection (a) or (b) above. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Shares, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any untrue statement or omission, and any other equitable considerations appropriate under the circumstance.

         (d) Promptly after receipt by either party of notice of any claim or the commencement of any action or proceedings with respect to which such party may be entitled to be indemnified hereunder, the party claiming a right to indemnification (the "Indemnified Party") will notify the other party (the "Indemnifying Party") in writing of such claim or the commencement of such action or proceedings, and the Indemnifying Party will assume the defense of such action or proceeding and will employ counsel satisfactory to the Indemnified Party and will pay the fees and expenses of such counsel as incurred. Notwithstanding the preceding sentence, the Indemnified Party will be entitled to employ counsel separate from the Indemnifying Party's counsel and from any other party in such action if the Indemnified Party determines that a conflict of interest exists which makes counsel chosen by the Indemnifying Party not advisable or if the Indemnified Party reasonably determines that the Indemnifying Party's assumption of the defense does not adequately represent the Indemnified Party's interest. In such event the Indemnifying Party will pay the fees and disbursements of such separate counsel, but in no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel (in addition to local counsel) for the Indemnified Party in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         (e) The Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle any pending or threatened claim or proceeding related to or arising out of such engagement or transactions or conduct in connection therewith (whether or not the Indemnified Party is a party to such claim or proceeding) unless such settlement includes a provision unconditionally releasing the Indemnified Party from and holding the Indemnified Party harmless against all liability in respect of claims by any releasing party related to or arising out of such engagement or any transaction or conduct in connection therewith. The Indemnifying Party will also promptly reimburse the Indemnified Party for all reasonable expenses (including counsel fees) as they are incurred by the Indemnified Party in connection with investigating, preparing or defending, or providing evidence in, any pending or threatened claim or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Party is a party to such claim or proceeding) or in enforcing this Agreement.

         (f) The provisions of this Section 6 shall survive termination of this Agreement.

7.       Term and Termination
         --------------------

         (a) This Agreement shall be effective for all purposes as of the date hereof (or, if later, that date as of which this Agreement may be first approved by the Trust's Board of Trustees in accordance with the requirements of the 1940
Act) and shall remain in effect for an initial term of two years from such date, unless terminated in accordance with the terms of this Agreement. Thereafter, this Agreement will continue in effect from year to year, provided that each such continuance is approved by the Trust's Board of Trustees, including the vote of a majority of the Trustees who are not "interested persons" of the Trust within the meaning of the 1940 Act.

         (b) Either party may terminate this Agreement without cause, upon sixty (60) days' prior written notice to the other party, or, if there has been a material breach of any condition, warranty, representation or other term of this Agreement by one party, by written notice to such breaching party at any time. This Agreement shall terminate automatically in the event of its "assignment" within the meaning of the 1940 Act.

8.       Notices
         -------

         Any notices under this Agreement shall be given in writing, sent by hand, overnight courier, telecopier or certified or registered mail to the address set forth below or to such other address as shall have been specified in writing to the other party hereto, and shall be deemed to have been delivered effective at the earlier of its receipt or within two (2) days after dispatch.

If to the Trust:

         Citigroup Alternative Investments Trust
         731 Lexington Avenue, 26th Floor
         New York, NY  10022
         Facsimile:  (212) 793-5420
         Attention:  CFIA COO

With a copy to:

         Citigroup Alternative Investments LLC
         731 Lexington Avenue, 28th Floor
         New York, NY  10022
         Facsimile:  (212) 793-8745
         Attention:  Millie Kim, General Counsel


If to the Placement Agent:

         Citigroup Global Markets Inc.
         388 Greenwich Street, 18th Floor
         New York, NY 10013
         Facsimile:  (212) 816-0448
         Attention:  Paul M. Weisenfeld

With a copy to:

         Citigroup Global Markets Inc.
         388 Greenwich Street, 39h Floor
         New York, NY 10013
         Facsimile:  (212) 816-8660
         Attention:  Smith Barney General Counsel


9.       Confidentiality.
         ---------------

         (a) The Trust hereby acknowledges that it has received or will receive written and/or oral information, including the names of the Placement Agent's Subscribers (such information being referred to in this Section 9 as "Customer Information") from the Placement Agent regarding those customers of the Placement Agent that subscribe for Shares and that all such Customer Information has been or will be furnished to it subject to the provisions of this Section 9. The Trust agrees that it will use, and that it will ensure that all of its affiliates and agents and other entities providing services with respect to the Trust use, the Customer Information solely in connection with the subscription for Shares by Customers, the booking of such Shares, the administration of the Trust and the performance of their respective roles with respect to the Trust and its Shares, and for no other purpose whatsoever. Furthermore, the Trust agrees that it will not disclose or make available, and will ensure that none of its affiliates or agents or other entities providing services with respect to the Trust discloses or makes available, any Customer Information to any person or entity that does not have a need to know such Customer Information in connection with the foregoing. Specifically, and without limitation of the foregoing, the Trust agrees that it will not disclose or make available, and will ensure that none of its affiliates or agents or other entities providing services with respect to the Trust discloses or makes available, any Customer Information to any persons or entities responsible for or involved in the marketing of products or services to customers of such entities.

         (b) The Placement Agent acknowledges and agrees that the Trust and its respective affiliates may disclose Customer Information or portions thereof (1) at the request of a regulatory agency or in connection with an examination of the Trust or such affiliate by regulatory examiners; (2) pursuant to subpoena or other legal process; (3) at the express direction of any other authorized government agency; (4) to its internal or external attorneys or auditors; (5) to others to whom the Trust or such affiliate is required to make such disclosure by law or regulation, and in any of the circumstances mentioned in clause (2), (3), or (5), the Trust shall (to the extent permitted by law) give the Placement Agent reasonable prior notice of any such disclosure and shall, in any event, advise the Placement Agent of any such disclosure to the extent permitted by law.

         (c) The provisions of this Section 9 shall not apply to information concerning customers that is obtained in any manner other than pursuant to this Agreement.

         (d) The provisions of this Section 9 shall survive the termination of this Agreement.

10.      Delegation
         ----------

         (a) The Placement Agent shall be entitled to delegate all or any of its duties, functions or powers under this Agreement to another person or persons as sub-agent or sub-agents subject to the approval of the Trust (and the Administrator shall be authorized to provide such approval on behalf of the Trust). The Placement Agent shall be solely responsible, however, for the acts and omissions of any such sub-agent and for the payment of any remuneration to such sub-agent.

         (b) In particular, the Placement Agent may, as agent for the Trust, solicit other placement agents ("dealers") for offers to purchase Shares and may enter into selling group agreements with any such dealers, the form of such agreements to be as mutually agreed upon, from time to time, by the Placement Agent and the Trust. Each dealer must be a member of the NASD or a foreign dealer not eligible for membership in the NASD who has agreed in acting under the selling group agreement to abide by the rules and regulations of the NASD and not to use the U.S. mails or any means of interstate commerce in connection with the sales of such Shares unless such foreign dealer is registered under the Securities Exchange Act of 1934, as amended, or such registration is not required. Any placement fee paid to the Placement Agent under Section 3(a) of this Agreement in respect of customers referred to the Placement Agent by such a dealer may be reallowed to the dealer in such amount as the Placement Agent may deem appropriate from time to time, provided that such reallowed amount shall be the same for all dealers and shall conform with any statements related thereto as the Trust may include in the Registration Statement from time to time in consultation with the Placement Agent. It is expressly acknowledged that any such dealer will be considered a third party beneficiary of the Placement Agent's rights of exculpation and indemnification as against the Trust under
Section 6 of this Agreement, unless the Placement Agent's selling group agreement with such dealer expressly provides to the contrary and the Trust consents to such contrary provision.

11.      Miscellaneous
         -------------

         (a) This Agreement is to be governed by, and construed in accordance with, the laws of the State of New York without giving effect to choice of law principles, and the provisions of the 1940 Act (which provisions shall control in the event of any conflict between the laws of the State of New York and the 1940 Act). Neither this Agreement nor any term hereof may be amended, changed, waived, discharged or terminated except by an instrument in writing signed by both parties.

         (b) The Placement Agent shall reasonably cooperate with the Trust's Chief Compliance Officer (the "CCO") in respect of the CCO's initial and periodic reviews of those aspects of the Placement Agent's compliance program relevant to the Trust and provide prompt reporting to the CCO of material compliance matters relevant thereto (as the same are defined for purposes of Rule 38a-1 under the 1940 Act).

         (c) This Agreement sets forth the entire agreement between the parties hereto and replaces and supersedes all other understandings, commitments, and agreements relating to the subject matter hereof.

         (d) If any provision of this Agreement is determined to be unenforceable, the remaining provisions shall remain enforceable to the extent permissible.

         (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

         (f) The parties to this Agreement agree that the obligations of the Trust under this Agreement will not be binding upon any Trustees or Shareholders of the Trust, or upon any officers, employees or agents, whether past, present or future, of the Trust, individually, but are binding only upon the assets and property of the Fund (and not, for the avoidance of doubt, out of the assets and property associated with any other separate series of the Trust as may be organized from time to time).

         IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.



CITIGROUP ALTERNATIVE INVESTMENTS TRUST


By:  ___________________________
Name:
Title:




CITIGROUP GLOBAL MARKETS INC.
(ON BEHALF OF ITS SMITH BARNEY DIVISION)


By:  ___________________________
Name:
Title:

                                                                      Appendix A
                                                                      ----------

                            Eligibility Requirements

The Placement Agent may only offer and sell Shares to investors (referred to as "Subscribers" in this Appendix A) whom the Placement Agent reasonably believes meet the eligibility requirements set forth below.

         Accredited Investors

         1. Any such Subscriber must be acquiring Shares directly or indirectly for the account of an "accredited investor" meeting one or more of the "asset and income tests" set forth in Rule 501(a) of Regulation D under the Securities Act of 1933. (Alternative tests under Regulation D also may be relied upon with respect to selected categories of investors, including employees, officers and directors of affiliates of the Trust.) Such accredited investors are referred to as "Eligible Investors" and include the following:

             o A natural person who has an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person's spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

             o A natural person who has an individual net worth or joint net worth with his or her spouse, in excess of $1,000,000. "Net worth" for these purposes means the value of total assets at fair market value, including home, home furnishings and automobiles, less total liabilities;

             o A corporation, partnership, limited liability company, or similar business trust or tax-exempt organization as defined in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), that (i) has total assets in excess of $5,000,000, and (ii) was neither formed nor is operated for the specific purpose of investing in the Trust; or

             o An entity whose equity owners are each "accredited investors" as defined in this section.

         2. Any such Subscriber generally must have a brokerage account with an approved Placement Agent. Existing Shareholders subscribing for additional Shares must be Eligible Investors at the time of the additional subscriptions.

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




                                                                      Appendix B
                                                                      ----------

                              Operating Procedures

         Unless otherwise agreed by the parties, the Trust agrees that it will not accept any subscriptions for Shares directly from the Placement Agent's Subscribers and that any such subscriptions must be made through the Placement Agent.

         Unless otherwise agreed by the parties, the Placement Agent will deliver all Subscription Agreements to the Trust, which may be via Citigroup Alternative Investments Investor Services, and the Administrator will be responsible for reviewing all Subscription Agreements to confirm that each has been completed in accordance with the instructions thereto.

         The Trust will be responsible for maintaining records of all Placement Agent's Subscribers and for providing Placement Agent's Subscribers, on a timely basis, with at least quarterly statements of subscriptions and repurchases, with at least quarterly unaudited performance information for the Trust, with all Trust reports, letters or other communications issued to the Trust's Shareholders and with any supplements or amendments to the Registration Statement. The Trust also will be responsible for providing the Placement Agent's Subscribers with confirmations of subscriptions and repurchases.

         The Placement Agent's Subscribers must comply with all subscription and repurchase procedures, including deadlines, set forth in the Registration Statement or otherwise communicated by the Trust to the Placement Agent with respect to the transmission of subscription and repurchase requests.

         The Placement Agent will provide to the Trust a list of the Placement Agent's Financial Advisors and other appropriate parties who are to receive copies of statements from the Trust.

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